Exhibit 4.7

UBS AG

and

UBS SWITZERLAND AG

to

U.S. BANK TRUST NATIONAL ASSOCIATION

Trustee

First Supplemental Indenture

Dated as of June 12, 2015

Supplement to Warrant Indenture Dated

as of July 22, 2004

FIRST SUPPLEMENTAL INDENTURE, dated as of June 12, 2015 (the “First Supplemental Indenture”) to the Indenture, dated as of July 22, 2004 (the “Indenture”) between UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the “Company”), having its principal offices at Bahnhofstrasse 45, Zurich, Switzerland, and Aeschenvorstadt 1, Basel, Switzerland, UBS Switzerland AG, a corporation duly organized and existing under the laws of Switzerland (herein called “UBS Switzerland”), having its principal office at Bahnhofstrasse 45, Zurich, Switzerland, and U.S. Bank Trust National Association, a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY:

WHEREAS, the Company has heretofore made, executed and delivered to the Trustee the Indenture, providing for the issuance from time to time of the Company’s Universal Warrants (herein called the “Securities”) to be issued in one or more series;

WHEREAS, the Company and UBS Switzerland have entered into the Asset Transfer Agreement, dated June 12, 2015 (the “Asset Transfer Agreement”), pursuant to which the Company will transfer to UBS Switzerland the Company’s Retail & Corporate business and its Wealth Management business booked in the Company’s booking center in Switzerland (the “Transferred Business”);

WHEREAS, Section 801 of the Indenture permits the conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety if the entity which acquires such properties and assets of the Company expressly assumes the due and punctual payment or delivery of the money or Warrant Property payable or deliverable by the Company with respect to all the Securities in accordance with their terms, and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed;

WHEREAS, the Company does not believe that the transfer of the Transferred Business to UBS Switzerland would constitute the conveyance, transfer or lease of the property or assets of the Company substantially as an entirety, but nonetheless wishes to provide for the security of the holders of the Outstanding Securities by entering into this First Supplemental Indenture, and to forgo and surrender any rights that might arise pursuant to Section 802 of the Indenture as a consequence thereof;

WHEREAS, the Indenture provides, in Sections 901(2) and 901(10), respectively, that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto (i) to surrender any right or power in the Indenture conferred upon the Company; and (ii) to make any other provisions with respect to matters or questions arising under the Indenture; provided that such action pursuant to Section 901(10) shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

WHEREAS, the addition of UBS Switzerland as a co-obligor pursuant to this First Supplemental Indenture is being effected pursuant to Sections 901(2) and 901(10) of the Indenture, and to satisfy the requirements of Section 801 of the Indenture if and to the extent the transfer of the Transferred Business might constitute a conveyance, transfer or lease of the Company’s properties and assets substantially as an entirety;

WHEREAS, the Company has determined that the execution and delivery of this First Supplemental Indenture by the Company, UBS Switzerland and the Trustee complies with said Section 901 and does not require the consent of any Holder of the Outstanding Securities;

WHEREAS, all acts and things necessary to amend the Indenture and to make this First Supplemental Indenture a valid and legally binding agreement of the Company, UBS Switzerland and the Trustee, in accordance with its terms, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises contained herein and in the Indenture, and for other good and valuable consideration (including, in the case of UBS Switzerland, the Transferred Business), the receipt and sufficiency of which are hereby acknowledged, the Company, UBS Switzerland and the Trustee hereby agree as follows:

ARTICLE I

SECTION 1.01 Definitions. For all purposes of this First Supplemental Indenture, except as otherwise stated herein, capitalized terms used but not otherwise defined in this First Supplemental Indenture shall have the respective meanings assigned to them in the Indenture. Each reference to “herein”, “hereof” and “hereunder” and other words of similar import contained in the Indenture shall, after this First Supplemental Indenture becomes effective, refer to the Indenture as supplemented thereby.

ARTICLE II

Amendment

The Indenture shall be amended as follows, with respect to all Securities Outstanding under the Indenture up to and including the Closing Time under (and as defined in) the Asset Transfer Agreement:

SECTION 2.01 Amendment of Introductory Paragraph. The first paragraph of the Indenture immediately preceding the first recital is hereby deleted and replaced in its entirety by the following:

WARRANT INDENTURE, dated as of July 22, 2004 between UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the “Company”), having its principal offices at Bahnhofstrasse 45, Zurich, Switzerland, and Aeschenvorstadt 1, Basel, Switzerland, UBS Switzerland AG, a corporation duly organized and existing under the laws of Switzerland (herein called the “Co-Obligor”), having its principal office at Bahnhofstrasse 45, Zurich, Switzerland, and U.S. Bank Trust National Association, a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the “Trustee”).

SECTION 2.02 Addition of Certain Definitions. Section 101 (Definitions) of the Indenture is hereby amended by inserting the following new definitions in appropriate alphabetical order:

“Asset Transfer” means the transfer by the Company of its Retail & Corporate business and its Wealth Management business each booked in the Company’s booking center in Switzerland to the Co-Obligor on the Closing Date under (and as defined in) the Asset Transfer Agreement.

“Asset Transfer Agreement” means the Asset Transfer Agreement, dated June 12, 2015, between the Company and the Co-Obligor.

“Authorized Representative” means, with respect to the Co-Obligor, a director or an officer of the Co-Obligor, or any other Person duly authorized by a resolution of the Co-Obligor’s board of directors or any duly authorized committee thereof (either directly or by authorized delegation).

“Co-Obligor” means the Person named as the “Co-Obligor” in the first paragraph of this instrument, or such Person, if any, that shall have become the successor to such Person pursuant to the applicable provisions of this Indenture, whereupon “Co-Obligor” shall mean such successor Person.

“Co-Obligation” means the obligations of the Co-Obligor pursuant to Section 311(a) hereof.

SECTION 2.03 Addition of Section 311 to the Indenture. The following new Section 311 is added to Article Three of the Indenture:

Section 311. Co-Obligation.

(a) The Co-Obligor hereby fully, unconditionally and irrevocably assumes and agrees to pay, perform and discharge, jointly and severally with the Company, the due and punctual payment or delivery of the money or Warrant Property payable or deliverable by the Company with respect to, and any other amounts (including additional amounts, if any) payable on, under or in respect of, all of the Securities on the dates and in the manner provided in this Indenture and the due performance and observance of every covenant of this Indenture to be performed or observed by the Company with respect to the Securities.

(b) The obligations of the Co-Obligor as a co-obligor hereunder are primary and not merely those of a surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any failure to enforce the provisions of any Security or this Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of any Security or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a co-obligor, surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Co-Obligor, increase the amount of money or Warrant Property with respect to any Security payable or deliverable upon redemption thereof. The Co-Obligor hereby waives diligence, presentment, demand of payment, any right to require a proceeding first against the Company, protest or notice and all demands whatsoever with respect to the Securities or the indebtedness evidenced thereby, and covenants that the Co-Obligation hereunder will not be discharged as to this Indenture or the Securities except in accordance with Article Four of this Indenture. The Co-Obligor shall be subrogated to all rights of the Holder of a Security of a series against the Company in respect of any amounts of money or Warrant Property paid or delivered to such Holder by the Co-Obligor pursuant to the provisions of this Indenture; provided, however, that the Co-Obligor shall not be entitled to enforce, or to receive any payments or delivery of property arising out of or based upon, such right of subrogation or any right of contribution until the money or Warrant Property due and other amounts (including Additional Amounts, if any) payable on, under or in respect of all of the Securities of the same series issued under this Indenture shall have been paid or delivered in full. The Co-Obligor hereby agrees that any notice given to the Company pursuant to the terms of this Indenture shall be deemed given to the Co-Obligor.

(c) The Co-Obligation shall be valid and obligatory with respect to any Security that has been or will be duly authenticated by the Trustee or any predecessor trustee hereunder.

(d) The Co-Obligor hereby agrees, if the Company shall so request, to execute the Co-Obligation substantially to the effect above recited, to be endorsed on the Securities of any series hereafter authenticated and delivered hereunder. The Company and the Co-Obligor agree that, if requested by the Trustee, it will execute and deliver to the Trustee for authentication new Securities of any series of Outstanding Securities with the Co-Obligation endorsed thereon (and otherwise identical to the old Securities of such series) and the Trustee hereby agrees that, if requested by the Company, it will authenticate and deliver such new Securities of such series in exchange for Outstanding Securities of such series. The Co-Obligation endorsed on any Securities shall be executed on behalf of the Co-Obligor by an Authorized Representative. The signature of any such Authorized Representative on the Co-Obligation may be manual or facsimile and may be imprinted or otherwise reproduced on the Co-Obligation. The Co-Obligation endorsed on any Securities bearing the manual or facsimile signatures of individuals who were at any time Authorized Representatives shall bind the Co-Obligor notwithstanding that such individuals or any of them have ceased to be Authorized Representatives prior to the authentication and delivery of the Securities on which such Co-Obligation is endorsed or were not Authorized Representatives at the date of such Securities. The failure to endorse a Co-Obligation on any Security shall not impair the validity of the Co-Obligation with respect to that Security.

SECTION 2.04 Amendment to Section 802. Section 802 of the Indenture is hereby amended by inserting the following immediately at the end of such Section after the phrase “under this Indenture and the Securities”:

; provided, however, that, in the case of the Asset Transfer to the Co-Obligor, the Company shall remain an obligor hereunder and under all of the Securities, jointly and severally with the Co-Obligor as provided in Section 311 of this Indenture, and shall not be relieved of any of its obligations and covenants hereunder or under the Securities.

ARTICLE III

Miscellaneous Provisions

SECTION 3.01 Effect of Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by the Company, UBS Switzerland and the Trustee, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes. Every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

SECTION 3.02 Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

SECTION 3.03 Separate Instrument. This First Supplemental Indenture constitutes a “Separate Instrument” under the Asset Transfer Agreement. Notwithstanding any provision in the Asset Transfer Agreement to the contrary, in the event of any inconsistency between the provisions of the Asset Transfer Agreement and the provisions of this First Supplemental Indenture, this First Supplemental Indenture will prevail with respect to the matters addressed by this agreement. To the fullest extent permitted under the Asset Transfer Agreement, the Indenture as supplemented by this First Supplemental Indenture shall replace the Joint and Several Liability arising under (and as defined in) the Asset Transfer Agreement in respect of the Securities.

SECTION 3.04 Effectiveness. The effectiveness of this First Supplemental Indenture shall be conditional upon the entry of the transfer of assets and liabilities pursuant to the Asset Transfer Agreement in the commercial registers of Zurich and Basel-Stadt. The Company agrees to provide evidence to the Trustee of the successful completion of such transfer in the form of an Officer’s Certificate.

SECTION 3.05 Separability Clause. If any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.06 Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.07 Further Instruments. The parties hereto will execute and deliver such further instruments and do such further acts and things as may reasonably be required to carry out the intent and purpose of this First Supplemental Indenture.

SECTION 3.08 Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this First Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control.

SECTION 3.09 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 3.10 Trustee’s Disclaimer. The Trustee accepts the amendments of the Indenture effective by this First Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company or UBS Switzerland, or for or with respect to (i) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company or UBS Switzerland by action or otherwise, (iii) the due execution hereof by the Company or UBS Switzerland, or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

SECTION 3.11 No New Securities. Notwithstanding any other provision in the Indenture, the Company hereby undertakes that no new Securities will be issued under the Indenture after the effectiveness of this First Supplemental Indenture.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first above written.

UBS AG

By	/s/ Michel Demaré
Name: Michel Demaré
Title: Vice Chairman of the Board of Directors

By	/s/ Isabelle Romy
Name: Isabelle Romy
Title: Member of the Board of Directors

UBS Switzerland AG

By	/s/ Sergio Ermotti
Name: Sergio Ermotti
Title: Chairman of the Board of Directors

By	/s/ Luzius Cameron
Name: Luzius Cameron
Title: Company Secretary

U.S. BANK TRUST NATIONAL ASSOCIATION

as Trustee

By	/s/ Caroline Lee
Name: Caroline Lee
Title: Assistant Vice President